Exhibit 4.16
FIFTH SUPPLEMENTAL INDENTURE
     THIS FIFTH SUPPLEMENTAL INDENTURE is entered into as of April 28, 2005, by and between Developers Diversified Realty Corporation, an Ohio corporation (the “Company”), and US Bank Trust National Association (the “Trustee”), a national banking association organized and existing under the laws of the United States, as successor trustee to National City Bank (“NCB”).
     WHEREAS, the Company and NCB entered into the Indenture dated as of May 1, 1994 (as supplemented by a First Supplemental Indenture dated as of May 10, 1995, by a Second Supplemental Indenture dated July 18, 2003, by a Third Supplemental Indenture dated January 23, 2004, and by a Fourth Supplemental Indenture dated April 22, 2004 the “Indenture”), relating to the Company’s senior debt securities;
     WHEREAS, the Trustee is the successor to NCB’s corporate trust business and, therefore, is the successor trustee under the Indenture pursuant to Section 610 of the Indenture;
     WHEREAS, the Company has made a request to the Trustee that the Trustee join with it, in accordance with Section 901 of the Indenture, in the execution of this Fifth Supplemental Indenture to include the Company’s $200,000,000 principal amount of 5.0% Notes Due 2010 and the Company’s $200,000,000 principal amount of 5.5% Notes Due 2015 in the definition of Designated Securities such that the covenant in Section 1015 of the Indenture will inure to their benefit;
     WHEREAS, the Company and the Trustee are authorized to enter into this Fifth Supplemental Indenture; and
     NOW, THEREFORE, the Company and the Trustee agree as follows:
          Section 1. Relation to Indenture. This Fifth Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.
          Section 2. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
          Section 3. Definitions. The definition of “Designated Securities” is hereby amended in its entirety as follows:
     “Designated Securities” means the Company’s $300,000,000 principal amount of 4.625% Notes Due 2010, the Company’s $275,000,000 principal amount of 3.875% Notes Due 2009, the Company’s $250,000,000 principal amount of 5.25% Notes Due 2011, the Company’s $200,000,000 principal amount of 5.0% Notes Due 2010 and the Company’s $200,000,000 principal amount of 5.5% Notes Due 2015.

          Section 4. Confirmation of Successor Trustee. The parties hereby confirm that the Trustee is the successor to NCB pursuant to Section 610 of the Indenture.
          Section 5. Counterparts. This Fifth Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.
          Section 6. Governing Law. THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).
          Section 7. Concerning the Trustee. The Trustee shall not be responsible for any recital herein (other than the fourth recital as it appears as it applies to the Trustee) as such recitals shall be taken as statements of the Company, or the validity of the execution by the Company of this Fifth Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:	DEVELOPERS DIVERSIFIED REALTY CORPORATION
/s/ Joan U. Allgood	By:	/s/ William H. Schafer
Name: Joan U. Allgood		Name:	William H. Schafer
Title: Senior Vice President of Corporate Affairs and Governance and Secretary		Title:	Senior Vice President and Chief Financial Officer

Attest:	US BANK TRUST NATIONAL ASSOCIATION, as Trustee
/s/ Beverly A. Freeney	By:	/s/ Ignazio Tamburello
Name: Beverly A. Freeney		Name:	Ignazio Tamburello
Title: Vice President		Title:	Assistant Vice President

STATE OF OHIO	)
	)	SS:
COUNTY OF CUYAHOGA	)
          On the 28th day of April, 2005, before me personally came William H. Schafer, to me known, who, being by me duly sworn, did depose and say that he resides at Beachwood, Ohio, that he is the Senior Vice President and Chief Financial Officer of DEVELOPERS DIVERSIFIED REALTY CORPORATION, one of the corporations described in and which executed the foregoing instrument and that he signed his name thereto by authority of the Board of Directors of said corporation.
[Notarial Seal]

/s/ Tammy Battler
Notary Public
COMMISSION EXPIRES

STATE OF NEW YORK	) )	SS:
COUNTY OF QUEENS	)
     On the 28th day of April, 2005, before me personally came, to me known, who, being by me duly sworn, did depose and say that he resides at New York, New York, that he is the A.V.P. of US BANK TRUST NATIONAL ASSOCIATION, one of the corporations described in and which executed the foregoing instrument and that he signed his name thereto by authority of the Board of Directors of said corporation.
[Notarial Seal]

/s/ Janet P. O’Hara
Notary Public
COMMISSION EXPIRES